SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Numerex Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUMEREX CORP.
1600 Parkwood Circle SE
Suite 200
Atlanta, GA 30339

Dear Shareholders:

     We are pleased to enclose your Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders of Numerex Corp. (the “Company”) to be held at 11:00 a.m. on May 30, 2003, in the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

     At the Annual Meeting, you will be asked to (i) elect seven nominees to serve as directors of the Company and (ii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company.

     The Board of Directors hopes that you will be able to attend the shareholders’ meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the Company’s past year and its current prospects. If you are unable to attend in person or to be otherwise represented, we urge you to vote by signing the enclosed proxy and mailing it to us in the accompanying stamped enveloped at your earliest convenience. Please be sure to sign it exactly as the name or names appear on the proxy. We urge you to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting.

Sincerely yours,

Stratton J. Nicolaides Chairman and Chief Executive Officer
April 30, 2003
Enclosures

NUMEREX CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 30, 2003

TO OUR SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of NUMEREX CORP. (the “Company”) will be held on May 30, 2003, at 11:00 a.m. (local time), in the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339, for the following purposes:

1. To elect a Board of Directors consisting of seven persons to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

2. To consider and vote upon the ratification of the appointment of Grant Thornton LLP as independent accountants of the Company for the current fiscal year ending December 31, 2003; and

3. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed April 25, 2003 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

April 30, 2003	By Order of the Board of Directors

Andrew J. Ryan Secretary

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL 2002
AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND DECEMBER 31, 2002 OPTION VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT

NUMEREX CORP.
1600 Parkwood Circle SE
Suite 200
Atlanta, Georgia 30339

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

     The Board of Directors of Numerex Corp. (the “Company”), the executive offices of which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on May 30, 2003, at 11:00 a.m. (local time), or at any postponement or adjournment thereof (the “Annual Meeting”). The expense of soliciting your proxy will be borne by the Company. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is April 30, 2003.

     At the Annual Meeting, shareholders will be asked to (i) elect seven nominees to serve as directors of the Company, each to serve until the next annual meeting and (ii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company for the current fiscal year ending December 31, 2003.

     We urge you to date, sign and return your proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Annual Meeting.

Date, Time, and Place

     The Annual Meeting will be held on May 30, 2003, at 11:00 a.m. (local time), in the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

Record Date; Voting Rights

     The Company had 10,784,859 shares of Class A Common Stock, no par value (the “Common Stock”), outstanding at the close of business on April 25, 2003, the record date (the “Record Date”). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of all of the shares of stock entitled to vote constitutes a quorum. Each share of Common Stock outstanding is entitled to one vote on each matter that may be brought before the Annual Meeting. Votes withheld from directors nominees, abstentions, and broker non-votes will be counted in determining whether a quorum has been reached.

     Directors will be elected by a plurality of the votes cast in person or represented by proxy at the meeting and entitled to vote on the election of directors. The seven nominees receiving the most “for” votes will be elected. In all matters, other than the election of directors, the affirmative vote of the majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the act of the shareholders. An abstention, withholding of authority to vote, or broker non-vote will have no effect on the vote and will not be counted in determining whether any proposal has received the required shareholder vote.

     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes, if any, will not be considered in the calculation of the majority of the votes cast and will not have an effect on the outcome of the vote on a matter.

     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

Voting and Revocation of Proxies

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the directions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company’s Common Stock for election of all nominees for directors and for the ratification of the selection of Grant Thornton LLP as the Company’s independent accountants.

     Sending in a signed proxy will not affect a shareholder’s right to attend the Annual Meeting nor will it preclude a shareholder from voting in person because the proxy is revocable at any time prior to the voting of such proxy. Any shareholder giving a proxy has the power to revoke it by giving written notice to the Secretary of the Company at any time before the proxy is exercised, including by filing a later-dated proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote in person.

Solicitation of Proxies

     The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock.

Fiscal Years

     As used in this Proxy Statement, “fiscal 2000” means the Company’s fiscal year ending December 31, 2000, “fiscal 2001” means the Company’s fiscal year ending December 31, 2001 and “fiscal 2002” means the Company’s fiscal year ending December 31, 2002.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 10, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table which follows, and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

	Shares Beneficially Owned(1)(2)
Name of Beneficial Owner
or Identity of Group	Number	Percent

Gwynedd Resources, Ltd.(3) 200 West Ninth Street Suite 102 Wilmington, DE 19801	3,207,280	29.1%

Elizabeth Baxavanis, Trustee(4) Dominion Holdings #5 Revocable Trust for the Benefit of Maria E. Nicolaides 200 West Ninth Street Suite 102 Wilmington, DE 19801	3,207,280	29.1%

Maria E. Nicolaides(5) C/o Salisbury & Ryan LLP 1325 Avenue of the Americas, Seventh Floor, New York, NY 10019	3,207,280	29.1%

Douglas Holsclaw, MD(6) 42 Llanberries Road Bala Cynwyd, PA 19004	752,382	6.8%

Kenneth F. Manser 21 Keswick Close Dunstable, Bedfordshire LU6-3AW United Kingdom	834,658	7.6%

Brian C. Beazer	4,217	*

George Benson	60,000	*

Matthew J. Flanigan	31,700	*

Allan H. Liu	12,000	*

Michael W. Marett	18,750	*

Stratton J. Nicolaides(7)	101,000	*

John G. Raos	85,640	*

Roland W. Rice	17,500	*

Andrew J. Ryan(8)	32,000	*

All Current Directors and Executive Officers as a group (10 persons)	362,807	3.3%

*	Less than 1%

(1)	The shares “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include shares owned by or for, among other things, the wife, minor children or certain other relatives of such individual, as well as other shares as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 10, 2003.

(2)	Includes shares subject to options in the following amounts: Mr. Benson, 50,000 shares; Mr. Flanigan, 26,700 shares; Mr. Liu, 12,000 shares; Mr. Marett, 18,750 shares; Mr. Nicolaides, 87,500 shares; Mr. Raos, 12,000 shares and Mr. Rice, 17,500 shares.

(3)	The shareholders of Gwynedd Resources, Ltd. (“Gwynedd”) include various trusts for the benefit of Maria E. Nicolaides and her children (for which Mrs. Baxavanis is trustee) and Dr. Holsclaw. See footnotes (4), (5), (6) and (8).

(4)	Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides’ mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Mrs. Baxavanis disclaims beneficial ownership of all shares of Common Stock owned by Gwynedd. See footnote (5) below.

(5)	Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides’ mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Maria E. Nicolaides disclaims beneficial ownership of 325,651 shares of Common Stock owned by Gwynedd that may be deemed to be beneficially owned by the other shareholders of Gwynedd, including trusts for the benefit of her children. See footnote (4) above.

(6)	Does not include any shares of Common Stock owned by Gwynedd. Dr. Holsclaw is the owner of approximately 9.3% of the outstanding stock of Gwynedd.

(7)	Mr. Nicolaides disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd.

(8)	Mr. Ryan disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd. Also excludes 150,000 shares subject to options granted to Salisbury & Ryan LLP, a law firm of which Mr. Ryan is a partner. Mr. Ryan’s address is: Salisbury & Ryan LLP, 1325 Avenue of the Americas, Seventh Floor, New York, NY 10019-6026

PROPOSAL ONE
ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than ten directors and that the number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors. The Board of Directors has set the number of directors at seven. At the Annual Meeting seven directors, who will constitute the Company’s entire Board of Directors, are to be elected to hold office until the next annual meeting and until their respective successors have been duly elected and qualified. The Board of Directors has designated the persons listed below to be nominees for election as directors. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company’s nominees.

     All of the nominees currently serve as directors of the Company and have consented to being named in this Proxy Statement and to serve if elected.

     The Board of Directors will consider shareholder nominations for directors submitted in accordance with the procedure set forth in the Company’s Bylaws. In general the procedure set forth in the Company’s Bylaws provides that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the meeting. To be timely, the notice must have been delivered by December 4, 2002. Such notice must have been accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder.

Information as to Directors and Nominees

     The following table contains information with respect to the nominees for Directors.

Name	Age	Position	Director Since

Brian C. Beazer(l)(3)	68	Director	2002
George Benson(l)(2)	68	Director	1995
Matthew J. Flanigan(2)(3)	57	Director	1994
Allan H. Liu	46	Director	2000
Stratton J. Nicolaides	49	Chairman of the Board and Chief Executive Officer	1999
John G. Raos(l)(2)(3)	54	Director	2000
Andrew J. Ryan	44	Director	1996

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating Committee

     Brian C. Beazer has served as a director of the Company since June 2002. Mr. Beazer is currently the Non-Executive Chairman of the Board of Beazer Homes USA Inc., a national homebuilder headquartered in Atlanta, Georgia, and has served as a director of Beazer Homes USA since its inception in November 1993. Mr. Beazer formerly served as Chief Executive Officer of Beazer PLC, or its predecessors, from 1968 to 1991, and as Chairman of that company, from 1983 to the date of its acquisition by an indirect, wholly owned subsidiary of Hanson PLC (effective December 1, 1991). Mr. Beazer is also a director of Beazer Japan, Ltd., Seal Mint, Ltd., Jade Technologies Singapore Pte. Ltd., FSM Europe B.V., Electronic Convergence Technology Ltd., United Pacific Industries Limited and U.S. Industries, Inc.

     George Benson has served as a director of the Company since June 1995. Since September 1992 Mr. Benson has served as Chairman and Chief Executive Officer of Wisconsin Wireless Communications Corporation. From September 1992 until July 13, 1999, Mr. Benson also served as Chairman and Chief Executive Officer of Airadigm Communications, Inc. On July 28, 1999, Airadigm Communications, Inc. filed for Chapter 11 bankruptcy protection and was released from such protection on October 11, 2000.

     Matthew J. Flanigan has served as a director of the Company since July 1994. Since April 1994, Mr. Flanigan has been the President of the Telecommunication Industry Trade Association, a trade association for telecommunication companies.

     Allan H. Liu has served as a director of the Company since January 2000. Since 1997, Mr. Liu has been the President and a member of the Board of Directors of The China Retail Fund, LDC, a direct investment private equity fund sponsored by American International Group in conjunction with the Ministry of Internal Trade of the People’s Republic of China.

     Stratton J. Nicolaides has served as Chief Executive Officer from April 2000, having served as Chief Operating Officer from April 1999 until March 2000, and as Chairman of the Board since December 1999. From July 1994 until April 1999, Mr. Nicolaides managed a closely held investment partnership and provided consulting services to Dominion Group Limited.

     John G. Raos has served as a director of the Company since February 2000. Since early 2000 Mr. Raos has been President and Chief Executive Officer of Precision Partners, Inc., a precision machining company. From June 1995 until January 2000, Mr. Raos served as President and Chief Operating Officer of US Industries, Inc. From February 1999 until January 2000, Mr. Raos also served as Chairman and Chief Operating Officer of Strategic Industries, Inc., a US Industries subsidiary. Prior to June 1995, Mr. Raos served as President and Chief Operating Officer of Hanson Industries, Inc.

     Andrew J. Ryan has served as a director of the Company since May 1996. Mr. Ryan has practiced law with the law firm of Salisbury & Ryan from August 1994 to present and serves as the Board of Directors designee of Gwynedd.

Board of Directors, Committees and Attendance at Meetings

     During fiscal 2002, the Board of Directors held eight meetings. Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members.

     During fiscal 2002, the Audit Committee held two meetings. The purpose of the Audit Committee is to review all recommendations made by the Company’s independent public accountants with respect to the accounting methods used, and the system of internal control, followed by the Company, and to advise the Board of Directors with respect thereto. The current members of the Audit Committee are Mr. Beazer, Mr. Benson, and Mr. Raos.

     During fiscal 2002, the Compensation Committee held two meetings. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of the officers and key employees. The current members of the Compensation Committee are Mr. Benson, Mr. Flanigan and Mr. Raos.

     During fiscal 2002, the Nominating Committee held no meetings. The purpose of the Nominating Committee is to consider nominees to the Board of Directors, along with the nomination of Board of Director committee members and the committee chairs.

Arrangements with Respect to the Board of Directors

     The Company has entered into an agreement providing Gwynedd the right to designate one director to the Board of Directors. Additionally, in the event the Board consists of more than seven directors, Gwynedd, at its option, may designate one additional director. Any designee’s appointment will be subject to the exercise by the Board of Directors of its fiduciary duties and the approval of the Company’s shareholders upon the expiration of any appointed term at the next annual meeting of shareholders. Gwynedd’s right to designate directors will cease at such time as Gwynedd’s equity interest in the Company drops below 10% of the outstanding shares of Common Stock. Mr. Ryan currently serves as Gwynedd’s designee.

Director Compensation

     Each director of the Company who is not also an employee of the Company or a Gwynedd-designated director receives an annual fee of $12,000 and a fee of $250 for each meeting (except telephonic meetings, in which case the fee is $125) of the Board of Directors or a committee thereof attended, plus reimbursement of expenses incurred in attending meetings. No additional fee is paid for committee meetings held the same day as Board of Directors meetings. In addition, under the Numerex Corp. Directors’ Stock Plan (the “2001 Plan”), in lieu of cash compensation, each director may elect to have their annual fees payable either (i) 50% in cash and 50% in shares of Common Stock, or (ii) 100% in shares of Common Stock.

     Under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) and 1999 Long-Term Incentive Plan (the “1999 Plan”), each director who is not also an employee of the Company or a Gwynedd-designated director automatically is granted annual options covering 4,000 shares of Common Stock. On each anniversary of the initial option granted thereunder, such person shall be granted an option to purchase 4,000 shares of the Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED HEREIN.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2003. This nationally known firm has no direct or indirect financial interest in the Company.

     Although not legally required to do so, the Board of Directors is submitting the appointment of Grant Thornton as the Company’s independent accountants for fiscal 2003 for ratification by the shareholders at the Annual Meeting. If a majority of the votes cast in person or by proxy at the Annual Meeting is not voted for ratification, the Board of Directors will reconsider its appointment of Grant Thornton as independent accountants for the current fiscal year.

     A representative of Grant Thornton will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from shareholders.

Audit and Other Fees:	2002	2001	Description of service performed

Audit Fees	$145,230	$195,000
Audit Related Services	$465,894	$0	For acquisition related due diligence services
Tax Services	$77,530	$102,370	For tax return preparation services
All Other Fees	$0	$0

     The Audit Committee has considered the compatibility of nonaudit services with the Grant Thornton’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2003.

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has appointed an Audit Committee composed of three directors, each of whom is independent under the National Association of Securities Dealers listing standards.

     The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee’s job is one of oversight as set forth in the Audit Committee Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent accountants are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Grant Thornton, the Company’s independent accountants for fiscal 2002.

     The Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Accounting Standards No. 61.

     The Audit Committee has received from Grant Thornton the written statements required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, and has discussed Grant Thornton’s independence with Grant Thornton.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission (the “SEC”).

THE AUDIT COMMITTEE

Brian C. Beazer
George Benson
John G. Raos

     In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

EXECUTIVE COMPENSATION

     Under rules established by the SEC, the Company is required to provide certain data and information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

Report of the Compensation Committee

     Overview and Philosophy

     The Committee is currently comprised of Mr. Flanigan, as Chairman, Mr. Benson and Mr. Raos. The Compensation Committee’s responsibilities include reviewing and making recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and approving the compensation paid to the Company’s other executives. In addition, the Compensation Committee also considers and recommends to the Board of Directors the award of options to key employees and executive officers to purchase shares of Common Stock pursuant to the 1999 Plan.

     The compensation structure is aimed at establishing levels of compensation sufficient to attract and retain qualified executive talent. To do so, the Company seeks to provide total compensation packages that it believes are comparable to those offered by other companies of similar size, complexity and financial performance. The Compensation Committee does not, however, rely on survey or other statistical data when setting levels of compensation. The compensation program also seeks to align the interests of management with those of the Company’s shareholders through the use of stock-based forms of compensation, including compensation through stock option grants.

     Compensation Program Elements

     During fiscal 2002, the senior employees compensation program consisted of a base salary, long-term incentive compensation in the form of options to purchase Common Stock under the 1999 Plan, and miscellaneous fringe benefits, including group benefits generally available to employees of the Company. During fiscal 2002, the Compensation Committee did not pay any cash bonuses, although it may do so in the future. Overall, the Company’s process of setting the levels and mix of each component of compensation is subjective, with no precise, mathematical weight given to any of the factors discussed below.

     Base Salary. The Company’s salary levels are established based on the Compensation Committee’s subjective assessment of each executive officer’s level of responsibility. Salary increases are intended to reflect the overall financial performance of the Company, as well as the specific contributions of the individual executive officer.

     Stock Options. Grants of stock options are made at the Compensation Committee’s discretion based on the level and importance of the management position to the overall long-term success of the Company and the contribution of the executive officer. Grants are intended to motivate the executive officers to build shareholder value and to relate a significant portion of the executive’s compensation directly to the financial performance of the Company.

     Other Benefits. In addition to the items of compensation described above, the Company provides medical and life insurance and a 401(k) plan to its executive officers, which are generally available to Company employees. The Company also provides certain executive officers with a company car.

     Compensation of the Chief Executive Officer

     Mr. Nicolaides has served as Chief Executive Officer since April 2000, having served as Chief Operating Officer from April 1999 until March 2000. During fiscal 2002, Mr. Nicolaides received an annual base salary compensation of $275,000. The Compensation Committee established this compensation level based upon an assessment of Mr. Nicolaides’ background and skills brought to the Company. For 2003, Mr. Nicolaides has volunteered a 20% reduction in annual base salary, to $220,000, while the other executive officers of the Company have volunteered a 10% reduction in annual base salary. In lieu of these compensation reductions, in 2003 the Compensation Committee granted Mr. Nicolaides and the other executive officers stock options under the guidelines of 1999 Plan.

     Policy with Respect to Section 162(m) of the Internal Revenue Code

     Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), income tax deduction for compensation over $1 million paid to any individual who, as of the close of the taxable year, is the chief executive officer, or is among the four highest compensated officers (other than the chief executive officer) for the taxable year. One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based. The Compensation Committee intends that awards made under the 1999 Plan will be eligible for the performance-based exception, and therefore eligible as a federal income tax deduction for the Company. The Compensation Committee has taken and will continue to take actions necessary to minimize the Company’s nondeductible compensation expense under Section 162(m) of the Code. While keeping this goal in mind, the Compensation Committee also will try to maintain the flexibility, which the Compensation Committee believes to be an important element of the Company’s executive compensation program.

THE COMPENSATION COMMITTEE

George Benson
Matthew J. Flanigan
John G. Raos

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth all cash compensation paid to the Company’s Chief Executive Officer and senior executives of the Company during the Company’s fiscals 2002, 2001, and 2000.

					Long Term
	Annual Compensation				Compensation
Name and
Principal	Fiscal	Annual		Other Annual	Securities	All Other
Position	Year	Salary	Bonus	Compensation	Underlying Options	Compensation

Stratton J. Nicolaides	2002	$275,000	$0	$2,882	0	$21,371	[1]
Chairman and	2001	275,000	0	0	50,000	20,320	[1]
Chief Executive Officer	2000	273,958	0	0	0	0

Roland W. Rice	2002	$210,000	$0	$66,900	0	$0
Executive Vice President	2001	138,445	0	64,185	50,000	0

Michael A. Marett	2002	$197,500	$0	$12,500	0	$36,129	[1]
Executive Vice President	2001	127,885	0	50,000	50,000	0

Geoffrey W. Girdler [2]	2002	$176,667	$0	$5,338	0	$12,750	[1]
Executive Vice President	2001	175,000	0	0	25,000	20,915	[1]

Kenneth W. Taylor [3]	2002	$120,530	$0	$3,750	50,000	$0
Executive Vice President
And Chief Financial Officer

[1]	Reflects relocation expense reimbursement or accommodation allowances.

[2]	In November 2002, Mr. Girdler accepted a transitional role as a Senior Vice President of the Company, effective through April 2003.

[3]	Mr. Taylor joined the Company in May 2002; therefore, the Annual Salary represents a partial year.

     The following table sets forth certain information concerning stock options granted under the 1999 Plan during fiscal 2002 to the executive officers of the Company named in the Summary Compensation Table.

OPTION GRANTS IN FISCAL 2002

Individual Grants [1]

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to
	Options	Employees In	Exercise	Expiration	Grant Date Present
Name	Granted	Fiscal Year	Price	Date	Value [2]

Kenneth W. Taylor	50,000	36.1%	$5.700	July 26, 2012	$271,500
Executive Vice President
And Chief Financial Officer

[1]	Generally, options become exercisable at cumulative annual rates of 25%, commencing one year from the date of grant, and expire ten years from the date of grant. Notwithstanding the foregoing, options are fully exercisable in the event of a change of control of the Company. Options generally will terminate three months after the date employment with the Company or a subsidiary terminates. During such three-month period, options may be exercised only for the number of shares eligible to be exercised on the date employment terminates.

[2]	The Grant Date Present Value on the date of grant was estimated using the Black-Scholes options pricing model with the following weighted average assumptions: no dividend yield; expected volatility of 143%; risk-free interest rate of 3.35%; and an expected option life of 7.3 years.

     The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2002 held by the executive officers of the Company named in the Summary Compensation Table. No options were exercised by such executive officers in fiscal 2002.

AGGREGATED OPTION EXERCISES IN FISCAL 2002
AND DECEMBER 31, 2002 OPTION VALUES

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at December 31, 2002		Options at December 31, 2002 [1]

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Stratton J. Nicolaides	62,500	87,500	$0	$0
Roland W. Rice	11,250	38,750	0	0
Michael A. Marett	12,500	37,500	0	0
Geoffrey W. Girdler	48,250	26,750	0	0
Kenneth W. Taylor	0	50,000	0	0

[1]	On December 31, 2002 the fair market value of one share of Common Stock was $2.69.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Ryan is a partner in the law firm of Salisbury & Ryan LLP. Salisbury & Ryan LLP provided legal services to the Company in fiscal 2002 and will continue to provide such services during fiscal 2003. During fiscal 2002, Salisbury & Ryan LLP charged the Company legal fees of approximately $ 488,748.

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total return for Common Stock, the Nasdaq Composite Index and the Nasdaq Telecomm Index, assuming (i) an investment of $100 in each, on December 31, 1997, the last trading day before the beginning of the Company’s five preceding years, and, (ii) in the case of the Indices, the reinvestment of all dividends.

SHAREHOLDER VALUE AT YEAR END

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Numerex Corp.	$100.00	$44.96	$198.00	$132.00	$120.00	$43.04
NASDAQ US Index	$100.00	$141.00	$261.98	$157.58	$125.04	$85.62
NASDAQ Telecomm Index	$100.00	$163.38	$331.18	$151.15	$77.18	$35.48

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company’s directors and officers and persons who are the beneficial owners of more than 10% of the outstanding Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to report any failure to file by such dates during fiscal 2002. Messrs. Marett and Rice were late in filing an Initial Statement of Beneficial Ownership on Form 3 upon their election as executive officers. Messrs. Benson, Flanigan, Liu and Raos each were late in filing a report relating to a grant of options. Mr. Beazer was late in filing a report relating to his acquisition of shares in lieu of directors fees, and Mr. Raos was late in filing a report relating to four transactions pursuant to which he received shares in lieu of director’s fees. Other than the aforementioned reports, the Company believes that its directors and officers and beneficial owners of more than 10% of the Common Stock have satisfied the filing requirements for fiscal 2002. In addition, Mr. Beazer was late in filing a report relating to his acquisition of shares in lieu of directors fees on January 1, 2003, Messrs. Marett, Nicolaides, Rice and Taylor each were late in filing a report relating to a grant of options on January 31, 2003, and Messrs. Flanigan and Benson each were late in filing a report relating to a grant of options on February 28, 2003. All of the above filings have been completed.

OTHER BUSINESS

     The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     It is presently contemplated that the annual meeting of shareholders following fiscal 2003 will be held on or about May 7, 2004. Under the current rules of the SEC, in order for any appropriate shareholder proposal to be considered for inclusion in the proxy materials of the Company for the fiscal 2004 annual meeting of shareholders, it must be received by the Secretary of the Company no later than December 31, 2003. However, if the date of the fiscal 2004 annual meeting is changed by more than 30 days from the date of the fiscal 2003 annual meeting (May 30), then the deadline for submission of shareholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

     If a shareholder wishes to present a proposal at the 2004 annual meeting and the proposal is not intended to be included in the proxy materials, the shareholder must give notice to the Company not later than 90 days prior to the anniversary of this year’s annual meeting.

     In addition, pursuant to the Company’s Bylaws, notice of a shareholder proposal or of a nomination by shareholders of individuals for election to the Board of Directors must be accompanied by the nominee’s written consent, contain information relating to the business experience and the background of the nominee and contain certain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to shareholder proposals and director nominations. If a shareholder proposal is received after the notice date, but the presiding officer of the meeting permits the proposal to be made, the proxies appointed by the Company may exercise discretionary authority when voting on such proposals.

ANNUAL REPORT

     The Annual Report to Shareholders of the Company (the “Annual Report”) for fiscal 2002 accompanies this proxy statement. Additional copies of the Annual Report are available upon written request to the Company at its principal executive offices which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, Attention: Investor Relations. The annual report on Form 10-K is not part of these proxy solicitation materials.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2002 REQUIRED TO BE FILED WITH THE SEC, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: 1600 PARKWOOD CIRCLE SE, SUITE 200, ATLANTA, GEORGIA 30339. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC’S WEBSITE AT http://www.sec.gov.

By Order of the Board of Directors

Andrew J. Ryan Secretary

NUMEREX CORP.

Proxy for Annual Meeting of Shareholders
May 30, 2003
Solicited on behalf of the Board of Directors

     The undersigned hereby constitutes and appoints Andrew J. Ryan and Kenneth Taylor, and each of them with full power to act alone, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of Numerex Corp. (the “Company”), to be held on the 30th day of May, 2003, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as indicated on the reverse side of this proxy. The proxy agents present and acting in person or by their substitute (or, if only one is present and acting, then that one) may exercise all the powers conferred by this proxy.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

NUMEREX CORP.

May 30, 2003

Please date, sign and mail

your proxy card in the
envelope provided as soon
as possible.

— Please detach and mail in the envelope provided. —

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE     ☒

1.	The election of the nominees listed at right as Directors of the Company, as more fully described in the accompanying Proxy Statement.

NOMINEES
☐ FOR ALL NOMINEES	0 George Benson
0 Matthew J. Flanigan
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	0 Allan H. Liu 0 Stratton J. Nicolaides
0 John G. Raos
☐ FOR ALL EXCEPT (See instructions below)	0 Andrew J. Ryan 0 Brian C. Beazer

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.	☐	☐	☐

3.	In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR the proposal listed in Item 2. If no directions to the contrary are indicated, the persons named herein intend to vote FOR the election of the named nominees for director and FOR the ratification of Grant Thornton LLP as the Company’s independent accountants for the current fiscal year.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

The undersigned hereby acknowledges receipt of the Company’s 2002 Annual Report to Shareholders, Notice of the Company’s 2003 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.